EXHIBIT 32.2

                           SECTION 1350 CERTIFICATION

      Pursuant to 18 U.S.C. Section 1350, I, Jane Morlok, Chief Financial Officer and Co-Chief Executive Officer of Breda Telephone Corp., certify that to my knowledge (i) Breda Telephone Corp.'s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Breda Telephone Corp.

Date: August 12, 2005.

                                            /s/ Jane Morlok
                                            ------------------------------------
                                            Jane Morlok, Chief Financial Officer
                                            and Co-Chief Executive Officer


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